Exhibit 99.1

Rex Energy Corporation Announces First Quarter 2009 Results

STATE COLLEGE, Pa., May 6, 2009 (GLOBE NEWSWIRE) — Rex Energy Corporation (“Rex Energy”) (Nasdaq:REXX) today announced its first quarter 2009 results from continuing operations. Total revenues grew to $17.2 million, up 5% from the same period in 2008. The increase in revenue was in part due to an early redemption of certain oil derivatives associated with 2011 production which netted approximately $4.6 million in proceeds. First quarter of 2009 production was approximately 232 thousand barrels of oil equivalent (“MBOE”), which was 78% oil and 22% natural gas. EBITDAX grew to $8.7 million, up 19% over the first quarter 2008. The company recorded a net loss from continuing operations, consistent with generally accepted accounting principles (“GAAP”), for the quarter of $1.3 million, or $0.04 per share. Earnings comparable to analyst estimates were $2.1 million, or $0.06 per share. (EBITDAX and Earnings Comparable to Analyst Estimates are non-GAAP financial measures. Please see the accompanying definitions and tables for the reconciliation of each of these non-GAAP measures. The company has classified all first quarter 2009 and prior period amounts related to its operations in the Southwestern Region as discontinued operations due to the sale of these assets during the first quarter of 2009. Please see the accompanying tables for the reconciliation of the reported GAAP amounts to the amounts that would have been reported if Southwestern Region operations were included in continuing operations.)

Capital expenditures in the first quarter of 2009 were $13.3 million, of which $6.1 million was spent on exploration and developmental activities; $5.2 million was spent on leasing and acquisitions; and $2.0 million was spent on the company’s tertiary recovery projects in the Illinois Basin.

Benjamin W. Hulburt, Rex Energy’s President and CEO, commented, “The first quarter of 2009 was a solid start to the year. We completed the divestiture of our Southwestern Region assets, netting approximately $17.3 million which allowed us to reduce our debt to only $5 million and maintain approximately $4 million in cash on hand at the end of the quarter. Our low debt level, combined with 86% of current production hedged through 2010 at average floors prices of $62.99 per barrel and $7.32 per Mcf, sets us apart from many of our peers and allows us to not only endure in this challenging economic environment, but to continue to grow. I am also very pleased with the excellent progress our operations team has made in reducing operating expenses. As a result of their efforts, lease operating expenses in the first quarter were down 15% from the prior quarter and down 17% relative to the first quarter in 2008.”

In a final comment, Hulburt stated, “I’m pleased to report that our 2009 Marcellus Shale horizontal drilling program is now underway. We have now completed drilling our first horizontal Marcellus well and are rigging up on the second. We expect to fracture, stimulate and put the first well into line during the month of June.”

About Rex Energy Corporation

Rex Energy Corporation is an independent oil and gas company operating in the Illinois Basin and the Appalachian Basin of the United States. The company has pursued a balanced growth strategy of exploiting its sizable inventory of lower risk developmental drilling locations, pursuing its higher potential exploration drilling prospects and actively seeking to acquire complementary oil and natural gas properties. For more information about the company, please visit www.rexenergy.com. Please note that the company routinely posts important information about the company under the investor relations section of its web site.

Forward-Looking Statements

Except for historical information, statements made in this release, including those relating to significant potential, future earnings, cash flow, capital expenditures, production growth and planned number of wells, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the company’s future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the deteriorating economic conditions in the United States and globally, the difficult and adverse conditions in the domestic and global capital and credit markets, domestic and global demand for oil and natural gas, sustained or further declines in the prices we receive for our oil and natural gas adversely affecting our operating results and cash flow, the effects of government regulation, permitting and other legal requirements, the quality of our properties with regard to, among other things, the existence of reserves in economic quantities, uncertainties about the estimates of our oil and natural gas reserves, our ability to increase our production and oil and natural gas income through exploration and development, our ability to successfully apply horizontal drilling techniques and tertiary recovery methods, the number of well locations to be drilled, the cost to drill and the time frame within they will be drilled, drilling and operating risks, the availability of equipment, such as drilling rigs and transportation pipelines, changes in our drilling plans and related budgets and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity. The company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the company’s filings with the Securities and Exchange Commission, which are incorporated by reference.

The company’s internal estimates of reserves may be subject to revision and may be different from estimates by the company’s external reservoir engineers at year end. Although the company believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, it can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

For more information, contact:

Julia Williams, Investor Relations Coordinator

(814) 278-7130

jwilliams@rexenergycorp.com

REX ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

($ in Thousands)

	March 31, 2009 (unaudited)	December 31, 2008 (audited)
ASSETS
Current Assets
Cash and Cash Equivalents	$3,956	$7,046
Accounts Receivable	5,423	5,840
Short-Term Derivative Instruments	7,957	8,153
Inventory, Prepaid Expenses and Other	1,204	3,068

Total Current Assets	18,540	24,107
Property and Equipment (Successful Efforts Method)
Evaluated Oil and Gas Properties	190,682	185,108
Unevaluated Oil and Gas Properties	70,662	65,564
Other Property and Equipment	19,654	19,388
Wells and Facilities in Progress	32,266	29,629
Pipelines	3,466	3,457

Total Property and Equipment	316,730	303,146
Less: Accumulated Depreciation, Depletion and Amortization	(58,802)	(53,288)

Net Property and Equipment	257,928	249,858
Assets Held for Sale	—	18,852
Intangible Assets and Other Assets – Net	1,499	1,628
Long-Term Derivative Instruments	4,797	7,561

Total Assets	$282,764	$302,006

LIABILITIES AND EQUITY
Current Liabilities
Accounts Payable	$3,927	$7,180
Accrued Expenses	4,162	7,388
Short-Term Derivative Instruments	23	—
Current Deferred Tax Liability	4,138	2,785

Total Current Liabilities	12,250	17,353

Senior Secured Line of Credit and Long-Term Debt	5,000	15,000
Long-Term Derivative Instruments	1,194	1,476
Long-Term Deferred Tax Liability	9,727	11,995
Other Deposits and Liabilities	7,374	7,322
Liabilities Related to Assets Held for Sale	—	1,838
Future Abandonment Cost	15,929	15,174

Total Liabilities	$51,474	$70,158
Owners’ Equity
Common Stock, $.001 par value per share, 100,000,000 shares authorized and 36,851,562 shares issued and outstanding on March 31, 2009 and 36,569,712 shares issued and outstanding on December 31, 2008.	37	37
Additional Paid-In Capital	291,601	291,133
Accumulated Deficit	(60,348)	(59,322)

Total Owners’ Equity	231,290	231,848

Total Liabilities, Minority Interests and Owners’ Equity	$282,764	$302,006

REX ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, $ and Shares in Thousands Except per Share Data)

	Rex Energy Corporation Consolidated	Rex Energy Corporation Consolidated
	Three Months Ended March 31,
	2009	2008
OPERATING REVENUE
Oil and Natural Gas Sales	$8,798	$19,647
Other Revenue	32	32
Realized Gain(Loss) on Derivatives	8,345	(3,281)

TOTAL OPERATING REVENUE	17,175	16,398

OPERATING EXPENSES
Production and Lease Operating Expenses	5,154	6,225
General and Administrative Expense	3,751	3,206
(Gain) Loss on Sale or Disposal of Oil and Gas Properties	428	(42)
Exploration Expense	1,082	298
Depreciation, Depletion, Amortization and Accretion	6,171	4,795

TOTAL OPERATING EXPENSES	16,586	14,482

INCOME FROM OPERATIONS	589	1,916

OTHER INCOME (EXPENSE)
Interest Income	1	7
Interest Expense	(396)	(436)
Unrealized (Loss) on Derivatives	(2,701)	(12,999)
Other Income (Expense)	(45)	4

TOTAL OTHER INCOME (EXPENSE)	(3,141)	(13,424)

NET LOSS FROM CONTINUING OPERATIONS INCOME TAXES	(2,552)	(11,508)
Income Tax Benefit	1,203	4,626

NET LOSS FROM CONTINUING OPERATIONS	(1,349)	(6,882)
Income (Loss) from Discontinued Operations, Net of Income Taxes	323	(293)

NET LOSS	$(1,026)	$(7,175)

Earnings per common share:
Basic and Diluted – loss from continuing operations	$(0.04)	$(0.22)
Basic and Diluted – income (loss) from discontinued operations	0.01	(0.01)

Basic and Diluted – net loss	$(0.03)	$(0.23)
Basic and Diluted – weighted average shares of common stock outstanding	36,726	30,795

REX ENERGY CORPORATION

CONSOLIDATED OPERATIONAL HIGHLIGHTS

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Production:
Oil (Bbls)	181,183	188,695
Natural gas (Mcf)	306,631	243,554

Total (BOE)[a]	232,288	229,287

Average Daily Production:
Oil (Bbls)	2,013	2,074
Natural gas (Mcf)	3,407	2,676

Total (BOE)[a]	2,581	2,520

Average sales prices before derivatives:
Oil (Bbls)	$39.85	$92.93
Natural gas (Mcf)	5.15	8.67

Total (BOE)[a]	$37.88	$85.69

Average NYMEX prices[b]
Oil (Bbls)	$43.18	$97.90
Natural gas (Mcf)	$4.49	$8.83

[a]	Natural gas is converted at the rate of six Mcf to one BOE and oil is converted at a rate of one Bbl to one BOE
[b]	Based upon the average of bid week prompt month prices

REX ENERGY CORPORATION

REGIONAL OPERATIONAL HIGHLIGHTS

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Appalachian
Revenues before derivatives – Natural gas, ($ in Thousands)	$1,578	$2,112
Volumes (MCF)	306,631	243,554
Average price before derivatives	$5.15	$8.67

Illinois
Revenues before derivatives – Oil, ($ in Thousands)	$7,220	$17,536
Volumes (BBL)	181,183	188,695
Average price before derivatives	$39.85	$92.93

REX ENERGY CORPORATION

OIL AND GAS DERIVATIVES

(Unaudited)

Year	Volume	% of Current Production	Average Floor	Average Ceiling
Oil
Apr – Dec 2009	468 MBbls	86%	$63.35	$75.57
2010	588 MBbls	88%	$62.71	$79.31

Natural Gas
Apr – Dec 2009	720 Mmcf	78%	$7.00	$8.88
2010	960 Mmcf	87%	$7.56	$10.48
2011	720 Mmcf	72%	$8.00	$14.75

Non-GAAP Financial Measures

EBITDAX

“EBITDAX”, for any defined period, the sum of net income for such period plus the following expenses, charges or income to the extent deducted from or added to net income in such period: interest, income taxes, depreciation, depletion, amortization, accretion, unrealized losses from financial derivatives, exploration expenses, and other similar non-cash charges, minus all non-cash income, including but not limited to, income from unrealized financial derivatives, added to net income. EBITDAX, as defined above, is used as a financial measure by Rex Energy’s management team and by other users of its financial statements, such as the company’s commercial bank lenders, to analyze such things as:

•	Rex Energy’s operating performance and return on capital in comparison to those of other companies in its industry, without regard to financial or capital structure;

•	The financial performance of the company’s assets and valuation of the entity, without regard to financing methods, capital structure or historical cost basis;

•	Rex Energy’s ability to generate cash sufficient to pay interest costs, support its indebtedness and make cash distributions to its stockholders; and

•	The viability of acquisitions and capital expenditure projects and the overall rates or return on alternative investment opportunities

EBITDAX is not a calculation based on GAAP financial measures and should not be considered as an alternative to net income (loss) in measuring the company’s performance, nor used as an exclusive measure of cash flow, because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions, and other sources and uses of cash, which are disclosed in the company’s statements of cash flows.

Rex Energy has reported EBITDAX because it is a financial measure used by its existing commercial lenders, and because this measure is commonly reported and widely used by investors as an indicator of a company’s operating performance and ability to incur and service debt. You should carefully consider the specific items included in the company’s computations of EBITDAX. While Rex Energy has disclosed its EBITDAX to permit a more complete comparative analysis of its operating performance and debt servicing ability relative to other companies, you are cautioned that EBITDAX as reported by the company may not be comparable in all instances to EBITDAX as reported by other companies. EBITDAX amounts may not by fully available for management’s discretionary use, due to requirements to conserve funds for capital expenditures, debt service and other commitments.

Rex Energy believes that EBITDAX assists its lenders and investors in comparing a company’s performance on a consistent basis without regard to certain expenses, which can vary significantly depending upon accounting methods. Because the company may borrow money to finance its operations, interest expense is a necessary element of its costs and ability to generate cash available for distribution. Because Rex Energy uses capital assets, depreciation and amortization are also necessary elements of its costs. Additionally, the company is required to pay federal and state taxes, which are necessary elements of its costs. Therefore, any measures that exclude these elements have material limitations.

To compensate for these limitations, Rex Energy believes it is important to consider both net income (loss) determined under GAAP and EBITDAX to evaluate its performance.

The following table presents a reconciliation of the company’s net (loss) from continuing operations to its EBITDAX from continuing operations for each of the periods presented ($ in thousands):

	Three Months Ended March 31,
	2009	2008
Net Loss from Continuing Operations	$(1,349)	$(6,882)
Add Back Depletion, Depreciation, Amortization and Accretion	6,171	4,795
Add Back Non-Cash Compensation Expense	475	368
Add Back Interest Expense	396	436
Add Back Exploration and Impairment Expenses	1,082	298
Less Interest Income	(1)	(7)
Add Back (Gains) Losses on Disposal of Assets	428	(42)
Add Back Unrealized Losses from Financial Derivatives	2,701	12,999
Less Income Tax Benefit	(1,203)	(4,626)

EBITDAX From Continuing Operations	$8,700	$7,339
Add EBITDAX From Discontinued Operations	53	1,327
EBITDAX	$8,753	$8,666

Earnings Comparable with Analyst Estimates

“Earnings Comparable with Analyst Estimates” means, for any period, the sum of net income for such period plus the following expenses, charges or income to the extent deducted from or added to net income in such period: deferred income taxes, unrealized gains or losses from financial derivatives, minus gains from unrealized financial derivatives, minus deferred income tax benefits, added to net income. Earnings Comparable with Analyst Estimates, as defined above, is used as a financial measure by Rex Energy’s management team and by other users of its financial statements, to analyze its financial performance without regard to non-cash deferred taxes and non-cash unrealized losses or gains from oil and gas derivatives. Earnings Comparable with Analyst Estimates is not a calculation based on GAAP financial measures and should not be considered as an alternative to net income (loss) in measuring the company’s performance.

Rex Energy has reported Earnings Comparable with Analyst Estimates because it believes that this measure is commonly reported and widely used by investors as an indicator of a company’s operating performance. You should carefully consider the specific items included in the company’s computation of this measure. You are cautioned that Earning Comparable with Analyst Estimates as report by Rex Energy may not be comparable in all instances to that reported by other companies. To compensate for these limitations, the company believes it is important to consider both net income determined under GAAP and Earnings Comparable with Analyst Estimates.

The following table presents a reconciliation of Rex Energy’s net loss from continuing operations to its Earnings Comparable with Analyst Estimates for each of the periods presented ($ in thousands):

	Three Months Ended March 31,
	2009	2008
Net Loss From Continuing Operations	$(1,349)	$(6,882)
Unrealized Losses on Derivatives	2,701	12,999
Exploration and Impairment Expense	1,082	298
Non-cash Compensation Expense	475	368
(Gain) Loss on Disposal of Assets	428	(42)
Income Tax Benefit	(1,203)	(4,626)

Net Income From Continuing Operations Comparable to Analyst Estimates	$2,134	$2,115

Discontinued Operations

On March 24, 2009, Rex Energy completed the previously announced divestiture of Southwestern Region operations, predominately located in the Permian Basin. The company received net cash proceeds of approximately $17.3 million, which may be adjusted by certain post-closing adjustments, plus the assumption of certain liabilities, based on an effective date of October 1, 2008.

Pursuant to accounting rules for discontinued operations, these assets were classified as Assets Held for Sale on the balance sheet as of December 31, 2008, and results of operations are reflected in discontinued operations in the consolidated statements of operations. At March 31, 2009, Rex Energy recorded a loss on sale of assets of approximately $425,000 in the consolidated statement of operations. Summarized financial information for discontinued operations is set forth below ($ in thousands):

	Three Months Ended March 31,
	2009	2008
Revenues:
Oil and Gas Sales	$193	$1,953
Other Revenue	—	82

Total Operating Revenue	193	2,035

Costs and Expenses:
Production and Lease Operating Expense	237	443
General and Administrative Expense	(97)	266
Exploration Expense of Oil and Gas Properties	—	1,135
Depreciation, Depletion, Amortization and Accretion	—	688
(Gain) Loss on Sale of Oil and Gas Properties	—	41
Unrealized Gain from Derivatives	(558)	—
Other Income	—	(1)

Total Costs and Expenses	(418)	2,572

Income (Loss) from Discontinued Operations Before Income Taxes	611	(537)
Income Tax (Expense) Benefit	288	(244)

Income (Loss) From Discontinued Operations, net of taxes	$323	$(293)